10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Diversified Bond Fund

Security

Axis Capital Holdings Ltd

Advisor

EIMCO
Transaction
-----------
 Date
-----
11/10/2004
Cost
----
$3,991,400
Offering Purchase

0.800%

Broker

Citigroup Global Markets, Inc.
Underwriting
Syndicate
Members

Citigroup Global Markets, Inc.

Fund

Diversified Bond Fund

Security

North Front Pass-Through Trust

Advisor

EIMCO
Transaction
-----------
 Date
-----
12/9/2004
Cost
----
$670,000
Offering Purchase

0.167%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Members

J.P. Morgan Securities Inc.

Fund

Divesified Bond Fund

Security

Lehman Brothers Capital Trust VI
Advisor

EIMCO
Transaction
-----------
 Date
-----
1/5/2005
Cost
----
$4,500,000
Offering Purchase
-----------------
2.250%
Broker
------
Lehman Brothers Inc.
Underwriting
------------
Syndicate
---------
Members
-------
Banc of America Securities LLC

Fund

Diversified Bond Fund

Security

Coventry Health Care

Advisor

EIMCO

Transaction

 Date

1/24/2005

Cost

$50,000

Offering Purchase
-----------------
0.020%
Broker
------
Lehman Brothers Inc.
Underwriting
------------
Syndicate
---------
Members
-------
Wachovia Securities, Inc.

Fund

Strategic Income

Security

Coventry Health Care

Advisor

EIMCO
Transaction
-----------
 Date
-----
1/24/2005
Cost
----
$250,000
Offering Purchase

0.100%

Broker
------
Lehman Brothers Inc.
Underwriting Syndicate Member
-----------------------------
Wachovia Securities, Inc.